UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): August 4, 2006

                        INTEGRATED SURGICAL SYSTEMS, INC.
         ---------------------------------------------------------------
        (Exact name of small Business Issuer as specified in its charter)


          Delaware                   1-12471                      68-0232575
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(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)


             6220 Belleau Wood Lane, Suite 4, Sacramento, California    95822
                     --------------------------------------            --------
                    (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (916) 391-0450

                                       N/A
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          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

On August 4, 2006, the Registrant entered into an Asset Purchase Agreement with Novatrix Biomedical, Inc. ("Novatrix") pursuant to which the Registrant has agreed to sell substantially all of its assets to Novatrix (the "Asset Purchase Agreement"). The aggregate purchase price for the sale of the assets is $4,000,000, half of which is to be paid at the closing and the remaining half of which is to be paid upon the earlier to occur of March 1, 2008 or the date on which the Registrant receives 510(k) clearance from the U.S. Food & Drug Administration for its ROBODOC Surgical Assist System. Consummation of the transaction is subject to approval of the Registrant's stockholders as well as other customary closing conditions.

Also on August 4, 2006, the Registrant and Novatrix entered into a Loan Agreement and Secured Promissory Note (the "Loan Agreement") pursuant to which Novatrix has agreed to loan to the Registrant up to $6 million as follows:

     o    $2.7 million upon the execution of the Loan Agreement

     o    $3.3 million in two tranches upon reaching certain milestones

The Loan Agreement provides that upon the consummation of the sale of assets contemplated by the Asset Purchase Agreement, Novatrix will convert any outstanding obligations to advance funds to the Registrant into obligations of Novatrix to fund its own working capital in equal amounts for the purpose of developing the ROBODOC and ORTHODOC products. In addition, the Loan Agreement provides that upon the approval by the Registrant's stockholders of the asset sale, all obligations of the Registrant to repay amounts owing under the Loan Agreement shall be extinguished.

The Loan Agreement further provides that in the event that approval by the Registrant's stockholders of the asset sale does not occur by June 30, 2007, the Registrant shall grant an exclusive license in the Asian markets of its ROBODOC Surgical Assitant System to Novatrix in exchange for a one-time royalty payment of $100,000.

Simultaneously with the execution and delivery of the Asset Purchase Agreement and Loan Agreement, the parties entered into a Security Agreement pursuant to which the Registrant granted a security interest in its assets to Novatrix as security for repayment of the Registrant's obligations under the Loan Agreement.

Item 8.01.    Other Events.

On August 4, 2006, as required by the Loan Agreement, the Registrant reached a settlement with over 80% of its outstanding creditors pursuant to which each such creditor agreed to extinguish all outstanding debts of the Registrant owed thereto in exchange for a payment by the Registrant to each such creditor of
17.6 cents for each dollar owed.

The Registrant is presently in the process of seeking new accountants to audit its financial statements and upon the retention thereof, the Registrant intends to complete and file with the Securities and Exchange Commission all past due required filings under the Securities Exchange Act of 1934.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Integrated Surgical Systems, Inc.
                                                     (Registrant)


Dated:  August 8, 2006                      By:  /s/  Ramesh Trivedi
                                               --------------------------------
                                                      Ramesh Trivedi,
                                                      Chief Executive Officer

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